UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 12, 2023

GUERRILLA RF, INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-56238	85-3837067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

2000 Pisgah Church Road Greensboro, NC	27455
(Address of principal executive offices)	(Zip Code)

(336) 510-7840
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Salary Deferral Program

As disclosed in the Current Report on Form 8-K filed on July 3, 2023, Guerrilla RF, Inc. (the “Company”) has introduced a voluntary salary deferral program in order to facilitate increased employee ownership, whereby all employees were offered the opportunity to defer a portion of their salaries in anticipation of investing some or all of the deferred payments in an anticipated capital raise. On July 12, 2023, Kellie Chong, Chief Business Officer, elected to defer approximately 25% of her salary to participate in the program.  A copy of the form of Election Agreement and the Program were attached as Exhibit 10.1 and 10.2, respectively, to the Form 8-K filed on July 3, 2023 and are incorporated herein by reference.

Convertible Notes

On July 12, 2023, the Company entered into a Note Purchase Agreement (the “Purchase Agreement”) with certain accredited investors (collectively, the “Purchasers”) pursuant to which the Company issued unsecured convertible promissory notes (the “Convertible Notes”) in the aggregate principal amount of $260,000.00 (the “Private Placement”). Messrs. Ryan Pratt and William J. Pratt, each members of the Company’s Board of Directors (the “Board”) invested $80,000 and $50,000 respectively in the Private Placement. The disinterested members of the Board approved the Private Placement.

The Convertible Notes accrue interest at a simple rate of 8.0% per annum. Upon the issuance of equity securities pursuant to which the Company receives aggregate gross proceeds of at least $2 million (the “Next Equity Financing”), the Convertible Notes will automatically convert into Conversion Shares (as defined in the Purchase Agreement) at a conversion price that is the lowest per share purchase price of equity securities issued in the Next Equity Financing. Further, in the event of a Corporate Transaction (as defined in the Purchase Agreement), each Convertible Note will, at the election of the Purchaser, either be: (a) repaid in cash at an amount equal to the sum of (i) all accrued and unpaid interest due on such Convertible Note and (ii) an amount equal to 20% of the amount due with respect to such Convertible Note; or (b) converted into that number of Conversion Shares equal to the outstanding balance of the Convertible Note (including any accrued but unpaid interest thereon) divided by $6.00 per share.

The Convertible Notes will mature and become payable upon demand on December 31, 2024.

The Note Purchase Agreement and the Convertible Notes collectively contain customary representations and warranties, covenants and events of default for a transaction of this type.

The Convertible Notes were issued by the Company in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended.

The foregoing descriptions of the Purchase Agreement and the Convertible Notes are not complete and are subject to, and qualified in their entirety by reference to the full text of the Purchase Agreement, which is included as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02.

ITEM 9.01.  FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

EXHIBIT INDEX

Exhibit Number	Description
10.1
Guerrilla RF, Inc. Employee Voluntary Deferred Compensation Program Voluntary Salary Deferral Election Agreement (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on July 3, 2023).

10.2	Guerrilla RF, Inc. Employee Voluntary Deferred Compensation Program (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed with the SEC on July 3, 2023).
10.3	Convertible Note Purchase Agreement, dated as of July 12, 2023, by and between the Company and the Purchasers listed therein.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUERRILLA RF, INC.

Date: July 17, 2023	By:	/s/ Ryan Pratt
Ryan Pratt
Chief Executive Officer